UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2011

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California		94065
(Address of principal executive offices)		(Zip Code)

(650) 232-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Executive Officer

On December 22, 2011, the Compensation Committee of the Board of Directors of iPass approved changing the annual base salary for Evan L. Kaplan, iPass’ president and chief executive officer, from $350,000 to $450,000 beginning in 2012. The Compensation Committee also approved changing Mr. Kaplan’s annual target bonus for 2012 from $350,000 to $300,000.

Amendment of Employment Agreement of Chief Executive Officer.

On December 22, 2011, the Compensation Committee also approved the amendment of Mr. Kaplan’s employment agreement to cause the treatment of a bonus payment that would be made to Mr. Kaplan under the scenario of a termination of his employment in connection with a “change in control” to be an amount equal to twelve (12) months of his then annual target bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven H. Gatoff
Name:	Steven H. Gatoff
Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 28, 2011